EXHIBIT 99.1

To Form 8-K dated March 25, 2015

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

SEACOAST SIGNS DEFINITIVE MERGER AGREEMENT

TO ACQUIRE GRAND BANKSHARES

STUART, FL, March 25, 2015 – Seacoast Banking Corporation of Florida (NASDAQ: SBCF) (“Seacoast”), a bank holding company whose principal subsidiary is Seacoast National Bank (“Seacoast Bank”), and Grand Bankshares, Inc. (“Grand”) announced today the signing of a definitive agreement pursuant to which Grand will merge with and into Seacoast. The acquisition will more than double Seacoast’s existing position in Palm Beach County to create one of the largest local community banks in the market.

Grand, headquartered in West Palm Beach, Florida and which operates Grand Bank & Trust of Florida, will add approximately $208 million in assets, $184 million in deposits, and $127 million in gross loans to Seacoast’s operations, along with 3 branch locations positioned in Palm Beach County. Grand was founded in 1999 and has built a strong deposit franchise, with low cost core deposits representing 90% of total deposits and noninterest bearing demand deposits representing 26% of total deposits. Grand’s loan portfolio, which is comprised of approximately 63% commercial real estate loans, complements Seacoast’s existing loan portfolio.

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“We are extremely excited to announce this agreement with Grand Bankshares, Inc. and look forward to welcoming its customers and associates into Seacoast Bank. Both banks have a proven track record of exceptional customer service and support for our communities,” said Dennis S. Hudson, Seacoast’s Chairman and CEO. “This acquisition will allow Seacoast to substantially grow our customer base in one of the most important markets in Florida. We are also pleased to announce that J. Russell Greene, Grand’s President and CEO, will join Seacoast as Executive Vice President and Palm Beach County market executive.”

“The transaction creates value for our shareholders and customers by uniting two strong community banks with a long history of delivering top-notch customer service,” said J. Russell Greene. “We are excited about the additional products and services that Seacoast will bring to our customer base and the long-term value this transaction creates for our shareholders.”

Under the terms of the definitive agreement, Seacoast will issue 0.3114 Seacoast shares of common stock for each outstanding share of Grand common and preferred A stock, or a total of approximately 1.09 million shares of Seacoast common stock. Additionally, Seacoast will pay approximately $1,481,000 in cash for all of Grand’s outstanding shares of preferred B stock, representing the par value of $1,000 per share of preferred B stock. Based on Seacoast's 15 day volume weighted average price of $13.52 on March 24, 2015 and the cash consideration, the transaction will be valued at approximately $16.2 million. Seacoast expects the acquisition to be accretive to 2015 and 2016 earnings per share and slightly accretive to tangible book value per common share. Following the transaction, Seacoast will maintain its strong capital ratios.

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The boards of directors of both Seacoast and Grand have unanimously approved the transaction. The transaction is expected to close in the third quarter of 2015, and is subject to approval by Grand’s shareholders, receipt of regulatory approvals and other customary closing conditions.

Sandler O’Neill & Partners, L.P. served as exclusive financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Hovde Group, LLC served as financial advisor and Smith Mackinnon, PA served as legal counsel to Grand. Austin Associates LLC provided a fairness opinion to Grand’s board.

Conference Call Details

Seacoast will host a conference call on Thursday, March 26, 2015 at 8:30 a.m. (Eastern Time) to discuss the merger. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7789246; host: Dennis S. Hudson). Alternatively, individuals may listen to the live webcast of the conference call by visiting Seacoast’s website at SeacoastBanking.com. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of March 26, 2015, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $3.1 billion in assets and $2.4 billion in deposits as of December 31, 2014. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 43 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers.  Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Space Coast of Florida, into Orlando and Central Florida, and west to Okeechobee and surrounding counties.

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Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 containing a proxy statement of Grand Bankshares, Inc. ("Grand") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Grand. Investors and security holders of Grand are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, Grand, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 8, 2014 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Grand in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Seacoast and Grand; the diversion of management time on issues related to the merger; the failure to consummate or delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seacoast's most recent Form 10-K report and to Seacoast's most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Seacoast or Grand.